UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2016

Recro Pharma, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 16, 2016, Recro Pharma, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Piper Jaffray & Co., as representative of the underwriters named therein (the “Underwriters”), relating to the public offering (the “Offering”) of 1,986,666 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), at an offering price to the public of $7.50 per share, which will result in approximately $13.3 million of net proceeds to the Company after deducting the underwriting discounts and commissions and estimated offering expenses.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration No. 333-206492) previously filed with the Securities and Exchange Commission (the “SEC”) and a preliminary and final prospectus supplement filed with the SEC. The Offering is expected to close on or about August 19, 2016, subject to customary closing conditions. All of the Shares in the Offering are being sold by the Company.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Purchase Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the terms of the Purchase Agreement is qualified in its entirety by reference to such exhibit.

The legal opinion of Hogan Lovells US LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

On August 15, 2016, the Company issued a press release announcing the Offering. On August 16, 2016, the Company issued a press release announcing the pricing of the Offering. A copy of each press release is filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

1.1	Purchase Agreement, dated August 16, 2016, by and between Recro Pharma, Inc. and Piper Jaffray & Co., as representative of the several underwriters named therein.

5.1	Opinion of Hogan Lovells US LLP.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

99.1	Press Release dated August 15, 2016.

99.2	Press Release dated August 16, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2016

Recro Pharma, Inc.

By:	/s/ Gerri A. Henwood
Name: Gerri A. Henwood
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document

1.1	Purchase Agreement, dated August 16, 2016, by and between Recro Pharma, Inc. and Piper Jaffray & Co., as representative of the several underwriters named therein.

5.1	Opinion of Hogan Lovells US LLP.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

99.1	Press Release dated August 15, 2016.

99.2	Press Release dated August 16, 2016.